Exhibit 10.3

FIRST AMENDMENT TO THE CYPRESS COMMUNICATIONS
HOLDING CO., INC. KEY EXECUTIVE OFFICER RETENTION PLAN

     THIS FIRST AMENDMENT TO THE CYPRESS COMMUNICATIONS HOLDING CO., INC. KEY EXECUTIVE OFFICER RETENTION PLAN (the “Plan”) is made on the 4th day of November, 2004, by Cypress Communications Holding Co., Inc. (the “Company”).

W I T N E S S E T H:

     WHEREAS, the Company adopted the Plan as of August 16, 2004 to reinforce and encourage the continued attention and dedication of Covered Employees (as defined in the Plan) to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control (as defined in the Plan);

     WHEREAS, Section 12 of the Plan permits the Company to amend it; provided, however, that no such amendment may, without the consent of the affected Covered Employee, in any material adverse way affect the rights of such Covered Employee; and

     WHEREAS, the Company now desires to amend the Plan as set forth herein, which amendment will not in any material adverse way affect the rights of any Covered Employee.

     NOW, THEREFORE, the Plan is hereby amended as follows:

1.

     The Plan is hereby amended by deleting “$250,000” as the Section 4(a) Benefit of Gregory P. McGraw in Appendix A and inserting in lieu thereof “$375,000.”

2.

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

Adopted: As of November 4, 2004